Exhibit 24.1

Confirming Statement

This statement confirms that the undersigned hereby authorizes and designates Jeffrey B. Shealy, John T. Kurtzweil, and Cindy C. Payne (collectively, the “Powers of Attorney”) to execute and file on behalf of the undersigned all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a result of the undersigned’s ownership of or transactions in securities of Akoustis Technologies, Inc. (the “Company”). Unless earlier revoked in writing, the authority granted under this statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 under Section 16 of the Exchange Act with respect to the undersigned’s ownership of or transactions in the Company’s securities. The undersigned acknowledges that the Powers of Attorney are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

Date:	July 20, 2017	/s/ Steven P. Miller
Steven P. Miller